                                                                   Exhibit 10.15



Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

                                                                   EXHIBIT 10.15

           [LETTERHEAD OF PRODUCT INFORMATION NETWORK APPEARS HERE]

                                August 23, 1996

Mr. Steve Toth, Jr.
Seventh Medium, Inc.
2100 N. Woodward Avenue West 201
Bloomfield Hills, MI 48304-2263

    Re: Revised Letter of Agreement for Purchase of Air Time on the Product
        Information Network

Dear Rick:

        The following sets forth the revised terms of the agreement between Jones Infomercial Network Ventures, Inc., d/b/a Product Information Network ("PIN"), a Colorado partnership, and Seventh Medium, Inc., d/b/a Consumer Resource Network ("CRN"), a Vermont corporation, regarding the purchase by CRN of air time on the cable television network owned by PIN (the "Network").

        1.  CRN Programming. CRN will provide long-form programming for airing
            ---------------
on the Network. Such programming (the "CRN Programming") shall consist entirely of long-form (approximately thirty minutes in length) infomercials featuring the products and/or services for the so-called CRN charter participants (the "CRN Participants"), namely Ford Motor Company, State Farm Insurance Company, Schering-Plough Pharmaceuticals and other participants that may be added in the future. The types of products and/or services featured in the CRN Programming will be of high quality, presented in a manner conforming to general standards of good taste and suitable for general audiences. CRN represents that nothing contained in the CRN Programming shall violate the civil or property rights, copyrights, trademark rights, music performance or synchronization rights or right of privacy of any person, firm or corporation. PIN agrees to provide air time on the Network for the CRN Programming on the terms and conditions of this Agreement.

        2.  Air Times: Billing Rates. PIN agrees to provide, and CRN agrees to
            ------------------------
purchase, at least eight (8) hours per day of air time on the Network between the hours

August 23, 1996
Page 2

of 4:00 p.m. to 12:00 a.m. ET (the "Minimum Commitment Level") at the rates set forth below:

        3rd Quarter 1996
        ----------------

        *** per Network subscriber ("Subscribers") per half hour

        4th Quarter 1996
        ----------------

        *** per Network subscriber per half hour

        1997
        ----

        *** per Network subscriber per half hour

                (a) For the purpose of determining the monthly billing to CRN, Subscribers will be determined based on the actual month's ending "equivalent" basic subscriber count and will be measured and billed for each half hour that CRN Programming is aired (it being understood that there will be no billing for any programming that is preempted or otherwise prevented from being aired).

                To be counted as a Subscriber, the cable system must carry PIN for a period of time during which CRN Programming is aired. CRN shall have the option, based upon non-contracted available air time and upon ninety (90) days prior written notice to PIN, of increasing the amount of purchased air time above the Minimum Commitment Level in half hour increments, up to a total of twelve hours of air time per day, including the Minimum Commitment Level. In order to increase the amount of purchased air time, CRN shall provide at least ninety (90) days prior written notice to PIN as to the time slot(s) CRN desires to expand into. Promptly upon receipt of CRN's notice, PIN shall notify CRN in writing as to the availability of the desired time slot(s). Provided such time slot(s) is not otherwise allocated, PIN shall reserve such time slot(s) for CRN and notify CRN of such availability. Billing for such additional air time shall commence as of the day CRN begins to air its programming in the expanded time slot(s), but shall be invoiced in arrears pursuant to Paragraph 3 of this Agreement. If the airing of such expanded programming begins on a day other than the first day of the month, billing shall be pro rated based on the number of days in the month in which the expanded programming occurs. Each added half hour increment shall immediately precede 4 p.m., or the earliest start time for CRN Programming, and shall be billed at the applicable rates set forth above. Furthermore, CRN shall have the option of returning half hour increments to PIN upon ninety (90) days prior written notice; provided, however, that CRN shall at all times maintain the Minimum Commitment Level.

August 23, 1996
Page 3

                (b) In computing the number of Subscribers for purposes of the above, there shall be excluded Subscribers served by the CRN affiliates in the following areas which will receive the CRN Programming on the Network; Fairfax County, VA; Knoxville, TN; Colorado Springs, CO; York, PA (the "CRN Systems"). For 1996, arrangements regarding the CRN Systems added to the Network shall be as follows:

                (i) CRN will continue to make payments directly to the CRN Systems through December 31, 1996.

                (ii) For 1996, all amounts ordinarily earned by the CRN Systems under PIN's revenue sharing plan (i.e. sharing 50% of revenues) will be paid to CRN. This would only include income earned by PIN from non-CRN Programming actually aired by the CRN Systems. The calculation of this payment would be determined using those hours which are strictly PIN broadcast hours. PIN will not give credit for CRN Programming broadcast hours.

                (c) During the term of this Agreement, including any renewal thereof, CRN agrees not to solicit, negotiate or enter into any affiliation agreements or carriage agreements with any cable television system or alternative television distribution system, except for broadcast television stations. Notwithstanding the foregoing, if the parties have not agreed to renew this agreement by August 31, 1997 as provided in Paragraph 4 herein, CRN may enter into discussions at that time with cable television systems and alternative television distribution systems. However, in no event shall CRN solicit or enter into discussions with PIN affiliated systems until the expiration of PIN's contract with such affiliate. In no event, shall CRN Systems receive the CRN Programming from the Network satellite feed (Satcom C-3; Transponder 20) without PIN's written consent.

                (d) CRN will be afforded the same rights to audit and/or inspect PIN's revenue information as are usually given to PIN affiliates.

                (e) Beginning on January 1, 1997, PIN will offer affiliate status to all former CRN Systems pursuant to the then standard PIN affiliate agreement. In addition, effective January 1, 1997, the subscribers served by the systems entering into affiliate agreements with PIN will be included in the subscriber counts for the purposes of determining the base rates set forth above in Paragraph 2.

                (f) Should CRN affiliates in Fairfax County, Virginia and Colorado Springs, Colorado decline PIN affiliation after good faith efforts are made by CRN to secure such affiliation, CRN will have the right to retain those systems as CRN affiliates pursuant to the terms of Paragraph 2(b)(ii) above.

                (g) The air time hours for the CRN Programming shall be contiguous, (i.e. in consecutive periods of time). However, CRN will use its reasonable efforts to incorporate PIN network identification (Network ID's) into CRN's own on-air

August 23, 1996
Page 4

promotional efforts, subject to client preferences and creative requirements. The parties agree that CRN will use its reasonable efforts to explain to viewers that CRN Programming is presented on the PIN Network. CRN agrees to produce the PIN Network ID's and present them on the average of no less than two times per hour during CRN programming hours. PIN shall have the exclusive right to approve the content and presentation of these Network ID's to the extent they refer to PIN.

            (h) All air time not used by CRN will be used for infomercial and/or informational programming generally consistent with PIN's prior practices. However, during the term of the Agreement, PIN agrees that during the periods of time one hour immediately prior to or one hour immediately following the airing of CRN Programming, PIN shall not air other infomercial programming which would be directly competitive with respect to the products and services of those of the CRN Participants. For the purposes of this provision, "directly competitive" shall mean: for Ford-U.S. and foreign automobile manufacturers;
for State Farm-homeowners, automobile and life insurance and for Schering-Plough-allergy medicine and respiratory prescription pharmaceuticals.

        3.  Timing of Payments. PIN agrees to invoice CRN each month, in
            ------------------
arrears, for PIN air time, with the exception of any payment obligations to affiliates which may require advance payment in connection with PIN's efforts on behalf of CRN, which will in turn permit PIN to bill CRN in advance for such payment obligations. Payment shall be due within twenty (20) days of the date of the invoice and shall be based upon the actual number of Subscribers for the month previous to the invoice date. PIN shall be entitled to charge interest at the rate of 1.5% per month for any payments not made within ten (10) days of the date due.

        4.  Term. This Agreement shall be effective as of July 1, 1996 and shall
            ----
continue through December 31, 1997. Both parties agree to commence renewal negotiations in good faith no later than July 1, 1997. If, by August 31, 1997, the parties are: (i) unable to agree upon the terms of renewal after good faith efforts have been made by each party; or (ii) the parties have not agreed in writing to extend the duration of renewal negotiations, this Agreement shall terminate as of December 31, 1997. Additionally, this Agreement may be terminated by either party in the event the other party materially breaches its obligations hereunder and such breach is not cured within thirty (30) days after notice of such breach is provided to the breaching party by the non-breaching party.

        5.  Indemnification.
            ---------------

            (a) CRN will defend, indemnify and hold harmless PIN and PIN affiliates, and their respective officers, directors and shareholders, against any and all claims, damages, litigation, liability, loss and expense, including reasonable attorney's fees, arising out of: (i) the breach of CRN's representations, warranties and agreements

August 23, 1996
Page 5

contained herein; (ii) the contents of any CRN Programming: and/or (iii) the use of any of the products promoted in CRN Programming.

        (b) FIN will defend, indemnify and hold harmless CRN, its employees and partners and their officers, directors, shareholders and employees, against any and all claims, damages, litigation, liability, loss and expense, including reasonable attorney's fees, arising out of: (i) the breach of any of PIN's representations, warranties and agreements contained herein and/or (ii) the content of any programming, other than CRN Programming, aired on the Network.

     6. Miscellaneous.
        -------------

        (a) Any press releases concerning this Agreement or the arrangements contemplated herein must be mutually agreed to in advance by both parties. Additionally, any press releases in any way relating to PIN, PIN affiliates or the participation of any affiliates in the program contemplated under this Agreement shall require the prior written approval of PIN.

        (b) This Agreement representing the entire understanding of the parties with respect to the subject matter hereof, superseding any prior agreements, including, without limitation, that certain letter agreement between the parties dated November 3, 1995. This Agreement may not be modified or amended, except in writing signed by both parties.

        (c) Each of the parties represents and warrants to the other that it is duly authorized to enter into and perform this agreement, and that no third party licenses, approvals or consents (other than those that have been obtained) are required for such party to fulfill its obligations hereunder.

        (d) PIN shall provide to CRN on a monthly basis the following types of information regarding the carriage of the CRN Programming on the Network: name of market, number of homes, affiliate cable television systems, contiguous hours per days -- days of week and channel number of the Network. PIN shall provide to CRN on a quarterly basis an affidavit certifying that the CRN Programming was aired by PIN according to the written schedule provided to PIN by CRN. PIN shall also provide to CRN on a monthly basis a list of any cable systems that added or deleted the CRN Programming on the Network including: name of market, number of homes, ZIP code, contiguous hours per day-days of week and channel number of the Network.

        (e) Neither PIN nor any person, firm or corporation acting pursuant to its authority, shall use the name "Consumer Resource Network", "CRN" or any other name deceptively similar to such names or any logo, tradename or trademark used to identify CRN Programming, in connection with any marketing campaigns, endorsements or promotions, conducted by, or on behalf of, PIN unless PIN shall have received prior written approval from CRN.

August 23, 1996
Page 6

        (f) Except as otherwise permitted under the Agreement, neither PIN nor any person, firm or corporation acting pursuant to its authority shall use at any time any name, tradename, logo or trademark of any client of CRN in connection with any marketing campaigns, endorsements or promotions conducted by, or on behalf of, PIN or otherwise associate PIN's business or programming with any client of CRN, or in any way imply any endorsement by CRN's clients of PIN or the products or services promoted on PIN.

        (g) This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of this Agreement shall serve to extinguish or in any way limit the primary liability of the parties hereto.

        (h) Each of the parties are acting as independent contractors. Nothing herein shall be construed to create a partnership between the parties, and neither party shall have the right to legally bind or otherwise contractually commit the other party, without such other party's express written permission.

        (i) Any viewer mail concerning CRN or its programs or sponsors that is delivered to PIN will be deemed the property of CRN and promptly forwarded to CRN.

        (j) Nothing herein shall be deemed to transfer to or create in PIN any right, title or interest in CRN or the CRN programming. All such rights shall be retained by CRN and/or its sponsors.

     7. ***

     If the foregoing accurately sets forth your understanding of the Agreement, please confirm by signing below and returning a copy of this Agreement to the undersigned.

                        Sincerely,

                        JONES INFOMERCIAL NETWORK VENTURES, INC.
                        a Colorado corporation

                        By: /s/ GREGORY J. LIPTAK
                            ---------------------
                            Gregory J. Liptak
                            President

                      [SIGNATURES CONTINUED ON NEXT PAGE]

August 23, 1996
Page 7

Accepted and Agreed:

SEVENTH MEDIUM, INC.
a VERMONT corporation
  -------

By: /s/ T.W. MARQUIS
    ----------------
Name: T.W. Marquis
      --------------
Title: CFO
       -------------

          ADDENDUM "A" TO REVISED LETTER OF AGREEMENT FOR PURCHASE OF
                  AIR TIME ON THE PRODUCT INFORMATION NETWORK


     THIS ADDENDUM is made effective the 23rd day of August, 1996, between Jones Infomercial Network Ventures, Inc., d/b/a Product Information Network ("PIN"), a Colorado partnership, and Seventh Medium, Inc., d/b/a Consumer Resource Network ("CRN"), a Vermont corporation.

     WHEREAS, PIN and CRN have entered into a Revised Letter Agreement (the "Agreement") contemporaneously with this Addendum, whereby CRN has agreed to purchase air time on the Product Information Network; and

     WHEREAS, PIN and CRN desire to agree upon certain provisions regarding marketing support dollars in addition to the terms specified in the Agreement.

     NOW, THEREFORE, for and in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

          1.    Marketing Support
                -----------------

                (a) Commencing July 1, 1996, cable affiliates located within the top 25 DMAs, who, subsequent to the date of the Agreement, subscribe to PIN for such periods of time as to include 100% of the then-available CRN Programming on the PIN Network will be eligible for *** per subscriber per year in marketing support dollars. For affiliates located within the top 25 DMAs subscribing to PIN subsequent to the date of the Agreement for periods of time which include a portion but not all of the then-available CRN Programming, such affiliate shall be eligible for a pro rated portion of the marketing support dollars calculated by multiplying *** by a fraction, the numerator of which is the amount of CRN Programming actually carried by the affiliate (measured in half hour increments) and the denominator of which is the total amount of CRN Programming available on the PIN Network (measured in half hour increments) as of the date the affiliate subscribes to PIN. Thus, the formula would appear as follows:

              Amount of CRN Programming actually carried by Affiliate*
              --------------------------------------------------------
     ***   X  Total amount of CRN Programming then available on PIN*

              *Measured in half hour increments.


                For example, if an affiliate subscribes to PIN as of August 1, 1996 for carriage of PIN which includes the hours of 4 p.m. and 12 a.m. EST and CRN Programming is carried on PIN between the hours of 4 p.m. and 12 a.m., the affiliate would be entitled to *** of the available marketing support dollars or *** per subscriber per year. If the same affiliate subscribes to PIN as of August 1, 1996 for carriage only during the hours of 6 p.m. and 12 a.m. EST and CRN Programming is carried on PIN between the hours of 4 p.m. and 12 a.m., the affiliate would be entitled to *** of the available marketing support dollars or *** per subscriber per year, ie., *** x 12/16 (12 being equal to the amount of actual carriage of CRN Programming by the affiliate, measured in half hour increments and 16 being equal to the amount of total available time of CRN Programming on PIN, measured in half hour increments, as of the date the affiliate subscribes to PIN, that is, August 1, 1996). Conversely, if the same affiliate subscribes to PIN as of October 1, 1996 for carriage which includes the hours of 4 p.m. and 12 a.m. EST but CRN Programming has expanded its programming to the hours of 3 p.m. to 12 a.m. EST, the affiliate would not be entitled to 100% of the available marketing support dollars but instead *** or *** per subscriber per year, i.e. *** x 16/18 (16 being equal to the amount of actual carriage of CRN Programming by the affiliate, measured in half hour increments and 18 being equal to the amount of total available time of CRN Programming on PIN, measured in half hour increments, as of the date the affiliate subscribers to PIN, that is, October 1, 1996).

                For purposes of the Agreement and this Addendum, DMA shall be as defined in the 1995 Television and Cable Television Factbook(R). Of the total annual marketing support contribution, CRN shall contribute ***, not to exceed *** per subscriber per year, and PIN shall contribute ***, not to exceed *** per subscriber per year. It is agreed and understood that CRN's contribution to the marketing support dollars shall be used to purchase local spot-market avails to promote CRN's then-current advertising clients. PIN's contribution to the marketing support dollars shall be used to purchase local spot-market avails to promote PIN's Network and CRN's programming.

                (b) Commencing January 1, 1997, CRN and PIN shall contribute up to a total of *** per subscriber per year in marketing support dollars to eligible affiliates of PIN who, as of the date of the Agreement: (i) are located within the top 25 DMAs and (ii) carry some portion of CRN Programming ("Pre-existing Affiliates"). Pre-existing Affiliates, as listed on Exhibit A, attached to and made a part hereof, shall be eligible for the marketing support dollars pursuant to the formula described in Paragraph 1(a) of this Addendum and based upon the actual amount of carriage of CRN Programming by the Pre-existing Affiliate as of the date of the Agreement; provided, however, that payment of the marketing support dollars for eligible Pre-existing Affiliates shall not commence until January 1, 1997.

                For PIN affiliates existing as of the date of the Agreement who do not carry PIN during hours which include CRN Programming, but, who subsequent to the date of the Agreement, expand their PIN carriage to include hours which include CRN Programming ("Expanded Affiliates"), eligibility for the marketing support dollars will become effective as of the date the affiliate expands its PIN carriage to include CRN Programming. In which case, the amount of marketing support dollars to be paid shall be calculated using the formula outlined in Paragraph 1(a) of this Addendum. Similarly, Pre-existing Affiliates who expand their carriage of CRN Programming shall be eligible for marketing support dollars, using the formula in Paragraph 1(a) of this Addendum, for the amount of expanded carriage containing CRN Programming effective as of the date of expanded carriage, but only for that portion of CRN Programming added subsequent to the date of the Agreement. Such affiliates will therefore be eligible for immediate payment of marketing support dollars for that portion of CRN Programming added subsequent to the date of the Agreement and shall additionally be eligible for payment of marketing support dollars as of January 1, 1997 for that portion of CRN Programming carried as of the date of the Agreement.

                (c) PIN shall be responsible for administering and managing the payment of the marketing support dollars to the affiliates. PIN shall ensure that CRN's obligations to provide its portion of the marketing support dollars contemplated under this Addendum does not extend beyond the term of the Agreement, other than a renewal thereof upon mutual written agreement. CRN shall pay to PIN CRN's portion of the contribution on a monthly basis, regardless of whether spots are actually aired during the month in question, and PIN shall forward the total marketing support dollars to the affiliates. All checks paid to affiliates for marketing support dollars shall identify CRN's contribution and amounts thereof. PIN shall have exclusive control over the content of any other correspondence with affiliates. Each month, PIN shall provide a statement to CRN detailing the payments of marketing support dollars to affiliates and a summary affidavit of the number of spots aired by each system receiving marketing support dollars under the terms of Paragraphs 1(a) and 1(b) of this Addendum. PIN additionally agrees to manage the verification and reporting process with PIN cable television affiliates to ensure the compliance of those affiliates with the marketing support program contemplated under this Addendum.

                (d) PIN agrees to use its reasonable efforts to cause the CRN Programming to be included in weekly television programming schedules which describe the Network's programming and scheduling. PIN also agrees to use its reasonable efforts to run :30 second spots promoting CRN on the Network, which spots will be produced by CRN. PIN also agrees to make reasonable efforts to cause PIN cable television affiliates to offer CRN the lowest spot-market advertising rate offered by such affiliate to its other programmers, plus 20% in bonus spots. In addition, PIN agrees to cooperate with and generally assist CRN in connection with its other marketing efforts.

                (c) In 1997, PIN shall not obligate CRN to provide marketing support dollars in excess of $2,250,000 to cable affiliates in the top 25 DMAs without the prior written consent of CRN. PIN shall not obligate CRN to any marketing support dollars beyond 12/31/97.

           2. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the Addendum shall prevail.

                Except as expressly addressed herein, all of the terms and conditions of the Agreement shall remain in full force and effect and unaltered by this Addendum.

        IN WITNESS WHEREOF, the parties have signed this Addendum "A" as of the day and year first written above.

JONES INFOMERCIAL NETWORK VENTURES, INC.
a Colorado corporation

By: /s/ GREGORY J. LIPTAK
    ---------------------
    Gregory J. Liptak
    President


SEVENTH MEDIUM, INC.
a Vermont corporation
  -------

By: /s/ T.W. MARQUIS
    ----------------
Name: T.W. Marquis
      --------------
Title: CFO
       -------------

***

***


                                      -2-